                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report (date of earliest event reported):  November 26, 1996


                          Dominion Bridge Corporation
             (Exact name of registrant as specified in its charter)


          Delaware                       1-10372               23-2577796
(State or other jurisdiction           (Commission            (IRS Employer
      of incorporation)                File Number)       Identification Number)


             500 Notre Dame Street, Lachine, Quebec, CANADA H8S 2B2
        (Address of principal executive offices)           (ZIP Code)


      Registrant's telephone number, including area code:  (514) 634-3550

Item 5.  Other Events
         ------------

         The Board of Directors of Dominion Bridge Corporation (the "Company") declared a distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of the Company's common stock, par value $0.001 per share (the "Common Stock "), payable at the close of business on November 26, 1996 to stockholders of record on November 26, 1996 (the "Record Date"). A Right will automatically attach to shares of the Company's Common Stock issued after the Record Date. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"). Terms not otherwise defined in this registration statement shall have the meanings set forth in the Rights Agreement which is attached hereto and incorporated herein by reference.

         The Rights Agreement provides for the issuance of a unit consisting of one Right to buy one-hundredth of a share of Series One Preferred Stock to stockholders of the Common Stock as of the Record Date and to stockholders of Common Stock issued thereafter. The Series One Preferred Stock is a series of the Company's authorized preferred stock (the "Series One Preferred Stock," and each share a "Preferred Share"), and is more fully described below.

         The Rights will remain attached to and trade with the Common Stock until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of shares of the Company's capital stock representing fifteen percent (15%) or more of the voting power of all outstanding shares of capital stock of the Company (the date of such announcement being referred to as the "Stock Acquisition Date") or such later date as specified by the majority of the Disinterested Directors (as described below), or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning outstanding shares of the Company's capital stock representing fifteen percent (15%) or more of the voting power of all outstanding shares of capital stock of the Company, or such later date as specified by the majority of the Disinterested Directors. The earlier of (i) and (ii) is referred to as the "Distribution Date." Following the Distribution Date, the Rights will detach from the Common Stock and will be tradeable separately from the Common Stock and Rights holders will be entitled to purchase one-hundredth of a share of the Series One Preferred Stock at $10 per share.

         The term "Disinterested Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the time that the Acquiring Person became an Acquiring Person, any person who is subsequently elected to the Board to fill a vacancy created by an increase in the size of the Board if such person is recommended or approved by a majority of the Disinterested Directors, and any successor of a Disinterested Director if such person is recommended or approved by a majority of the Disinterested Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

         In the event that after such acquisition the Company is thereafter merged and does not survive the merger or the Company's Common Stock is changed into or exchanged for the acquiror's stock or other securities of any other person or cash or other property (each such event is a "Merger Trigger") or fifty percent (50%) or more of the Company's assets or earnings power are sold in a single or related series of transactions (the "Sale of Assets Trigger"), the Rights which are outstanding (i.e., have not previously been exercised to purchase one-hundredth of a share of Series One Preferred Stock) at the time of the merger or the sale "flip over" and become rights to buy shares of the acquiror's common stock at a fifty percent (50%) discount. In addition, in the event the acquiring person or group acquires beneficial ownership of Company voting stock representing fifteen ("15% voting power") or merges into the Company without exchanging the Company's Common Stock for the acquiror's stock (the "Reverse Merger Trigger"), the Rights which are outstanding at the time of the acquisition of 15% voting power or the merger (other than the Rights held by the acquiring person or group) "flip in" and become rights to buy shares of the Company's Common Stock at a fifty percent (50%) discount.

         Until the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of the summary of Rights attached thereto. Until the Distribution Date (or earlier redemption or expiration of the Rights) the Rights will be transferred with the Common Stock, and transfer of those certificates will also constitute transfer of those Rights.

         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on November 25, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, as described below.

         The Purchase Price, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution, in the event of, among other events:

                 (i) a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, or

                (ii) the grant to holders of the Preferred Shares of certain rights to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares, or

                (iii) the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         Except as required by law, the Series One Preferred Stock will have no voting rights. At this time, the Company's Common Stock is the only class of stock with voting power. Subject to the preferential rights of holders of other series or classes of the Company's preferred stock that may be issued in the future, upon issuance, each share of the Series One Preferred Stock will be entitled to receive quarterly dividends per share at the greater of a fixed amount to be determined or 100 times the dividend paid per share on the Common Stock for the previous quarter. In the event of liquidation and subject to the preferential rights of holders of the Company's prefered stock, if any, the holders of the Series One Preferred Stock shall receive a liquidation payment of $100 per share plus accrued and unpaid dividends ("Series One Participation Preference") plus an amount, if any, which permits holders of Series One Preferred Stock to share in any additional portion of the Company's liquidation proceeds. The foregoing rights are protected against dilution in the event additional shares of the Series One Preferred Stock are issued. The value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should, because of the nature of the Preferred Shares' dividend and liquidation rights, approximate the value of one share of Common Stock.

         The Rights are redeemable at any time prior to ten (10) days after the public announcement of an acquisition of beneficial ownership, by one party or several parties acting as a group, of Company stock representing at least fifteen percent (15%) voting power of the Company. In certain circumstances, redemption will require the concurrence of a majority of the "Disinterested Directors".

         The terms of the Rights may be amended by the Board without the consent of the holders of the Rights except that (1) amendments extending the redemption period must be made while the Rights are still redeemable;
(2) certain basic terms (e.g., redemption price) may not be amended; and
(3) after the Distribution Date, suspension of the effectivenss of the exclusion of an acquirer from the "flip-in" would require the concurrence of the Disinterested Directors.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Rights have certain anti-takeover effects. The Rights would cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be redeemed by the Company at the Redemption Price in accordance with the provisions of the Rights Agreement.

         The Rights Agreement between the Company and Rights Agent, and effective as of November 26, 1996, specifying the terms of the Rights and
(i) including the form of the Certificate of Designation as adopted by the Directors of the Company setting forth the terms of the Preferred Shares as an exhibit thereto and (ii) the form of Stockholder Letter announcing the declaration of the Rights are attached as exhibits to the Company's registration statement on Form 8-A filed simultaneously herewith.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                   DOMINION BRIDGE CORPORATION


                                   By:           /s/ OLIVIER DESPRES
                                         --------------------------------------
                                   Name:             Olivier Despres
                                   Title:    Vice President and General Counsel
December 11, 1996